Salomon Brothers Variable High Yield Bond Fund
Salomon Brothers Variable Large Cap Growth Fund
Salomon Brothers Variable Strategic Bond Fund

Sub-Item 77Q1 (Change in advisory fees)
Registrant incorporates by reference Registrant's 497 Supplement dated August 18, 2005 filed on August 18, 2005.
(Accession No. 0001193125-05-171056)


Salomon Brothers Variable Total Return Fund

Sub-Item 77Q1 (Change in advisory fee)
Registrant incorporates by reference Registrant's 497 Supplement dated August 16, 2005 filed on August 16, 2005.
(Accession No. 0001193125-05-169533)